EXHIBIT 99.2

Unaudited Consolidated Financial Statements of Inlumen, Inc. as of
September 30, 2002 and 2001, and for the Nine Months Then Ended.

INLUMEN, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying notes are an integral part of these financial statements.

Inlumen, Inc.

Unaudited Consolidated Balance Sheets

as of September 30, 2002 and 2001

	September 30
	2002	2001
Assets

Current assets:
Cash	$6,317,228	$10,921,591
Accounts receivable, net of allowance for doubtful accounts of $75,320 and $184,915 at September 30, 2002 and 2001, respectively	315,141	770,480
Receivable from related parties	4,731	171,473
Prepaid and other current assets	521,108	397,173
Total current assets	7,158,208	12,260,717

Property and equipment, net of accumulated depreciation	1,556,706	3,855,432
Restricted cash	624,282	851,676
Investment in unconsolidated subsidiary	596,649	1,171,681
Goodwill, net	—	13,556,889
Total assets	$9,935,845	$31,696,395

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity

Current liabilities:
Accounts payable	$572,143	$892,199
Accrued expenses	1,044,550	1,159,830
Deferred revenue	102,001	178,753
Other current liabilities	301,139	116,985
Due to related parties	510,000	510,000
Total current liabilities	2,529,833	2,857,767

Long term liabilities	1,255,060	530,847

Total liabilities	3,784,893	3,388,614

Mandatorily redeemable convertible prefered stock and stockholders’ equity:
Mandatorily redeemable convertible prefered stock, 32,767,389 shares authorized at September 30, 2002 and 2001
Series A mandatorily redeemable convertible preferred stock $ 0.01 par value, 23,466,794 shares outstanding	26,703,957	26,703,957

Series B mandatorily redeemable convertible preferred stock, $0.01 par value, 9,300,595 shares outstanding	31,074,548	31,074,548
Common stock, $0.01 par value, 42,232,611 shares authorized at September 30, 2002 and 2001 and 100 shares outstanding	1	1
Additional paid-in capital	1,628,254	2,017,983
Deferred compensation	—	(706,861)
Accumulated deficit	(53,255,808)	(30,781,847)

Total mandatorily redeemable convertible prefered stock and stockholders’ equity	6,150,952	28,307,781

Total liabilities, mandatorily redeemable convertible prefered stock and stockholders’ equity	$9,935,845	$31,696,395

Inlumen, Inc.

Unaudited Consolidated Statements of Operations

For the Nine Months Ended September 30, 2002 and 2001

	2002	2001
REVENUES	$3,917,202	$6,511,183

OPERATING EXPENSES:
Cost of services	1,772,849	2,895,899

Compensation and Benefits	3,856,227	6,561,899

Marketing	18,478	241,635

General operating expenses	2,383,128	2,910,998

Amortization of goodwill	—	3,361,104

Total operating expenses	8,030,682	15,971,535

Loss from operations	(4,113,480)	(9,460,352)

Other Income and net interest	(719,227)	(24,315)
Loss on equity investment	(358,519)	(755,819)

Loss before taxes	(5,191,226)	(10,240,486)

Provision for income taxes	—	112,061

Net loss	$(5,191,226)	$(10,352,547)

Inlumen, Inc.

Unaudited Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net loss	$(5,191,226)	$(10,352,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	700,102	799,017
Allowance for doubtful accounts	67,594	—
Stock-based compensation	317,799	524,997
Amortization of goodwill	—	3,361,104
Write-off of fixed assets	694,049	—
Loss on investment accounted for under the equity method	358,519	755,819

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(38,499)	420,936
(Increase) in restricted cash	(4,282)	(231,676)
Decrease in prepaid and other current assets	935	593,503
(Decrease) in accounts payable	(310,137)	(1,722,687)
Increase (decrease) in accrued expenses	127,242	(364,190)
Increase (decrease) in deferred revenue	27,025	(40,122)
(Decrease) increase in other current liabilities	(435,754)	102,077
Increase in due to related parties	—	510,000
Decrease in receivable from related parties	193,998	173,527
Increase in long term liabilities	6,495	135,137
Net cash used in operating activities	(3,486,140)	(5,335,105)

Cash flows from investing activities:
Purchases of property and equipment	(47,866)	(210,011)
Net cash used in investing activities	(47,866)	(210,011)

Cash flows from financing activities:
None	—	—

Net cash used in investing activities	—	—

Net decrease in cash	(3,534,006)	(5,545,116)

Cash, beginning of period	9,851,234	16,466,707

Cash, end of period	$6,317,228	$10,921,591

Inlumen, Inc.

Notes to Unaudited Consolidated Financial Statements

For the Nine Months Ended September 30, 2002 and 2001

1.              Organization and Business

Inlumen, Inc. and subsidiaries (the “Company”) is a provider of real-time business information and market data to financial web sites and vertical business-to-business web based market places.  The Company provides web sites with private labeled, targeted business news, stock quotes, charts and other client-driven, customized applications.  The Company offers a comprehensive turnkey solution that can be deployed in a matter of days.

The Company was incorporated in the State of Delaware on March 9, 2000 under the name NewsAlert.com, Inc.  On April 1, 2000 NewsAlert.com acquired all assets, liabilities and operations of NewsAlert, LLC in a tax free conversion, in exchange for 20,906,718 shares of Series A Redeemable Convertible Preferred Stock and 100 shares of common stock.  This transaction was accounted for as a reorganization of entities under common control. NewsAlert, LLC, a Delaware limited liability company, was formed on June 29, 1999 to facilitate the sale of NewsAlert, Inc. (the predecessor).  NewsAlert, LLC was dissolved in December 2000.

On April 7, 2000, NewsAlert.com’s name was changed to NewsAlert, Inc., and on October 2, 2000 NewsAlert, Inc. changed its name to Inlumen, Inc.

2.              Summary of Significant Accounting Policies

Principles of Consolidation-The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company’s financial statements include the realizability of deferred tax assets and liabilities, depreciation and amortization, and the valuation of equity instruments issued to employees and third-parties.

Cash, Cash Equivalents and Restricted Cash- The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  As of September 30, 2002 and 2001, the Company’s restricted cash was comprised of a certificate of deposit, renewable semi-anually with a major financial institution in the amount of approximately $620,000 and $850,000, respectively.  The certificate of deposit is used to collateralize the lease on the Company’s premises and is included in non-current assets.

Depreciation and Amortization- Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three years.  Leasehold improvements are depreciated using the straight-line basis over the shorter of useful life of the assets or the lease term.  Goodwill is generally amortized on a straight-line basis over five years.  The Company periodically evaluates the recoverability of its long-lived assets based on anticipated cash flows generated from such underlying assets.  Repair and maintenance costs are charged to operations as incurred.

Impairment of Long Lived Assets - The Company’s long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable.  Management also revaluates the periods of depreciation and amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives.  When such events occur, the Company tests for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition.

If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss.  The amount of the impairment loss will be determined by comparing the carrying value of the long-lived asset to the present value of the future operating cash flows to be generated by the asset.  The Company determined that, as of September 30, 2002, there has been no impairment in the carrying value of long-lived assets.

Stock-Based Compensation - Stock based compensation issued to employees is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations.

Revenue Recognition- The Company generates revenue primarily from private label services web solutions. Private label service revenue consists primarily of financial content and application services provided to customers on their website and related set-up fees.  Private label service revenue is recognized ratably when collection is considered probable, over the service delivery period, generally one to two years.  Revenue for set-up fees is recognized ratably over the term of the contract, commencing with the service start date specified in the contract.

Deferred Revenues - Deferred revenue is primarily comprised of advanced billings to customers and the unamortized portion of set-up fees.  At September 30, 2002 and 2001, the Company had deferred revenue of approximately $102,000 and $179,000, respectively.

Cost of Services- Cost of services includes data center hosting, content provider data streams, and related depreciation expense.  Depreciation expense included in cost of services for the nine months ended September 30, 2002 and 2001, were approximately $273,000 and $226,000, respectively.  Cost of services does not include certain costs to provide services such as salaries and benefits and other items which are reflected elsewhere in the statement of operations.

Income Taxes -Income taxes are accounted for under the asset and liability method pursuant to the provisions of SFAS 109, "Accounting for Income Taxes", whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.  A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

Fair Value of Financial Instruments - The Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and notes payable are carried at cost, which approximates their fair value because of the short-term maturity of those instruments.

Recent Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, "Business Combinations". SFAS 141 applies to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of the acquisition is July 1, 2001 or later.  This statement requires all business combinations to be accounted for using one method, the purchase method.  Under previously existing accounting pronouncements, business combinations were accounted for using one of two methods, the pooling-of-interest method or the purchase method.  The adoption of this standard did not have any impact on the Company’s financial position or results of operations.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets.  Under SFAS 142, goodwill and certain intangible assets will no longer be amortized, but rather reviewed for impairment on a periodic basis.  The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. SFAS 142 was required to be applied by the Company on January 1, 2002 and to be applied to goodwill and other intangible assets recognized in its financial statements at that date.  Impairment losses for goodwill and certain intangible assets that arise due to the initial application of this Statement are to be reported as resulting from a change in accounting principle.  Goodwill and intangible assets acquired after June 30, 2001, were subject immediately to the provisions of this Statement.  The adoption of this standard did not have any impact on the Company’s financial position or results of operations.

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred.  When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased.  Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002.  Management believes that the adoption of this standard will not have a significant impact on the Company’s financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying value of a long-lived asset is not recoverable from its estimated undiscounted cash flows and to measure an impairment loss as the difference between the carrying value and fair value of the asset, but it establishes new standards for long-lived assets to be disposed of.  The Company adopted the provisions of SFAS 144 effective January 1, 2002.  The adoption of this standard did not have a significant impact on the Company’s financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections."  This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 “Reporting Results of Operations”.  This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements.  This statement will be effective for the Company for the year ending December 31, 2003.  Management believes that the adoption of this standard will not have a significant impact on the Company’s financial position or results of operations.

In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will supersede Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”  SFAS No. 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.  Management believes that the adoption of this standard will not have a significant impact on the Company’s financial position or results of operations.

On October 1, 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Instituations.”  SFAS No. 147 removes acquisitions of financial institutions from the scope of FASB Statement No. 72, “Accounting for Certain Acquisitions of Banking or Thrift Institutions”, and FASB Interpretation No. 9, “Applying APB Opinion Nos. 16 and 17 When a Savings and Loan Association or a Similar Institution is Acquired in a Business Combination Accounted for by the Purchase Method,” and requires that those transactions be accounted for in accordance with FASB Statements Nos. 141 and 142.

Additionally, this Statement amends FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets.  Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used.

This statement became effective on October 1, 2002 and management believes that the adoption of this standard will not have a significant impact on the Company’s financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123.”  SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

This Statement permits two additional transition methods for entities that adopt the preferable method of accounting for stock-based employee compensation.  Both of those methods avoid the ramp-up effect arising from prospective application of the fair value based method.  In addition, to address concerns raised by some constituents about the lack of comparability caused by multiple transition methods, this Statement does not permit the use of the original Statement 123 prospective method of transition for changes to the fair value based method made in fiscal years beginning after December 15, 2003.

Management is currently evaluating the impact of this Statement on Company’s results of operations or financial position.

3.      CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. Substantially all of the Company’s cash and cash equivalents are managed by two major financial institutions and exceed FDIC and SIPC limits. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been within management’s expectations. At September 30, 2002 three customers accounted for 10% of the Company’s account receivable balance.  At September 30, 2001, one customer accounted for 10% of the accounts receivable balance.  At September 30, 2002 no customer accounted for more than 10% of net revenue.  At September 30, 2001 one customer accounted for approximately 10% of net revenue.

4.       STOCK-BASED COMPENSATION

In connection with the issuance of options to certain employees and directors at prices below fair market value, the Company had recorded deferred compensation of approximately $1,987,000, representing the difference between the exercise price and the estimated fair market value of the Company's common stock at the grant date. Such amount is included as a reduction of stockholders' equity and is being amortized by charges to operations over the vesting period. The Company recognized compensation expense of approximately $317,799 and $524,997 related to amortization of deferred compensation for the nine months ended September 30, 2002 and 2001, respectively.

5. SUBSEQUENT EVENT

On November 20, 2002, the Company’s operating assets were purchased Pinnacor’s wholly-owned subsidiary, Broad Acquisition Corp. (the “Acquisition Corp”). The purchase price was approximately $2.4 million in cash.